UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) January 9, 2007

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 9, 2007, the Compensation Committee of the Board of Directors of The First American Corporation (the “Company”) met and, after considering the results of the Company’s review of its stock option granting practices and the advice of the committee’s compensation consultant, determined the salaries for 2007, bonuses to be paid during 2007 (for services performed during 2006) and share-based compensation to be awarded during 2007 for certain of the Company’s executive officers. In a change from its practice in recent years, as opposed to paying the annual bonus solely in cash, the Company will pay named executive officers 50 percent of their annual bonus in restricted stock units that vest over five years. This was done to incentivize long-term performance and to further align the interests of management with the Company’s shareholders. The table below sets forth those respective amounts for each of the Company’s chief executive officer, chief financial officer and other individuals identified as named executive officers in the Company’s most recent Definitive Proxy Statement.

Name and Title	2007 Salary		Bonus to be received in 2007 in cash (1)		Bonus to be received in 2007 in restricted stock units (2)(3)		Long term incentive compensation to be awarded in 2007 (in restricted stock units) (2)(3)
Parker S. Kennedy, chairman and chief executive officer	$750,000		$912,500		$912,500		$750,000
Frank V. McMahon, vice chairman and chief financial officer	$700,000	(4)	$875,000	(4)	$875,000	(4)	$700,000
Craig I. DeRoy, president	$700,000		$875,000		$875,000		$700,000
Dennis J. Gilmore, chief operating officer	$650,000		$825,000		$825,000		$650,000
Gary L. Kermott, executive vice president	$600,000		$800,000		$800,000		$600,000

(1)	Amounts do not include up to an additional $65,000 that may be paid to Messrs. DeRoy, Gilmore and Kermott at the discretion of the Company’s chief executive officer.

(2)	The restricted stock units vest in five equal annual installments commencing on the first anniversary of the date of the grant. Pursuant to Company policy, the number of restricted stock units awarded will be determined by dividing the applicable dollar amount by the closing price of the Company’s stock on the second full business day following the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	The amounts provided are the dollar value of those units.

(4)	The employment agreement entered into between the Company and Mr. McMahon required the Company to pay Mr. McMahon a base salary of $600,000 for 2007. The employment agreement gives the Company’s Board of Directors and Compensation Committee the discretion to change Mr. McMahon’s compensation, provided that during the term of the agreement his total annual cash compensation is not less than $1.75 million. Mr. McMahon has agreed to waive the minimum cash compensation requirement and to take half of the bonus to be paid to him in 2007 in restricted stock units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: January 16, 2007	By:	/s/ KENNETH D. DEGIORGIO
	Name: Title:	Kenneth D. DeGiorgio Senior Vice President